                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               GIANT GROUP, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                            [GIANT GROUP, LTD  LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

To the Stockholders of
GIANT GROUP, LTD.:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of GIANT GROUP, LTD. (the "Company") will be held on the M/Y Kahalani, Crown Bay Marina, 40 Sub Base, St. Thomas, U.S.V.I., on May 8, 1997 at 10:30 a.m. (local time), for the following purposes:

     (1) To elect a Board of five directors;

     (2) To consider and vote upon a proposal to amend the Company's 1985 Non-Qualified Stock Option Plan;

     (3) To consider and vote upon a proposal to amend the Company's 1996 Employee Stock Option Plan;

     (4) To consider and vote upon a proposal to amend the Company's 1996 Stock Option Plan for Non-Employee Directors;

     (5) To consider and vote upon a proposal to adopt the Company's 1997 Incentive Compensation Plan for Executive Officers;

     (6) To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for fiscal 1997; and

     (7) To transact such other business as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

     A Proxy Statement describing matters to be considered at the Meeting is attached to this Notice. Only stockholders of record at the close of business on March 14, 1997 will be entitled to notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                               [SIG]
                                          CATHY WOOD, Secretary

Los Angeles, California
April 8, 1997

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               GIANT GROUP, LTD.
                             9000 SUNSET BOULEVARD
                                   16TH FLOOR
                         LOS ANGELES, CALIFORNIA 90069

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1997

                                    GENERAL

     This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of GIANT GROUP, LTD., a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders (the "Meeting") and any adjournment(s) or postponement(s) thereof. The Meeting is to be held on May 8, 1997 at 10:30 a.m. (local time) on the M/Y Kahalani, Crown Bay Marina, 40 Sub Base, St. Thomas, U.S.V.I. The approximate date of the mailing of this Proxy Statement and accompanying proxy card to the Company's stockholders is April 9, 1997.

     In an effort to have as large a representation at the Meeting as possible, proxy solicitation may be made personally or by telephone or telegram by officers or employees of the Company, without added compensation, or by Morrow & Company, which has been retained by the Company for a fee of $7,500 plus expenses. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

                       RECORD DATE AND VOTING SECURITIES

     The close of business on March 14, 1997 (the "Record Date") has been fixed as the Record Date for the determination of the stockholders of the Company entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had outstanding 3,619,255 shares of Common Stock, par value $.01 per share (the "Common Stock"). Subsequent to the Record Date the Company purchased 408,600 shares of Common Stock. Such Common Stock will be neither voted nor considered as outstanding for purposes of determining whether or not a quorum exists. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly coming before the Meeting.

                               PRINCIPAL HOLDERS

     The following lists the only stockholders who, to the knowledge of management of the Company, based upon filings with the Securities and Exchange Commission (the "SEC"), are the beneficial owners of more than 5% of the Common Stock.

                      NAME & ADDRESS OF                          AMOUNT AND NATURE OF       PERCENT OF
                       BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP(1)      CLASS(2)
--------------------------------------------------------------  -----------------------     ----------
Burt Sugarman.................................................      2,988,672 shares(3)        55.2%
9000 Sunset Boulevard,
16th Floor
Los Angeles, CA 90069
Travelers Group, Inc..........................................        343,200 shares(4)         9.5%
388 Greenwich Street
New York, NY 10013
Dimensional Fund Advisors, Inc................................        318,500 shares(5)         8.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
David Gotterer................................................        195,875 shares(6)         5.4%
c/o Mason & Company, LLP
400 Park Avenue
New York, New York 10022

---------------

(1) Under the rules of the SEC a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be the beneficial owner of any securities which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or other relatives living in the same house. Unless otherwise indicated, the named person has sole voting and investment power with respect to the shares held by them.

(2) Computed on the basis of 3,619,255 shares of Common Stock issued and outstanding as of the Record Date. Subsequent to the Record Date the Company purchased 408,600 shares of Common Stock.

(3) Includes 1,799,202 shares underlying presently exercisable stock options. Does not include 20,550 shares owned by Mr. Sugarman's spouse and 2,000 shares held as custodian for his minor child, as to which shares he disclaims beneficial ownership.

(4) As reported in a Schedule 13G dated February 6, 1997, Travelers Group, Inc., a parent holding company, beneficially owned 343,200 shares of Common Stock as of December 31, 1996.

(5) As reported in a Schedule 13G dated February 5, 1997, Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 318,500 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) Includes 83,375 shares that Mr. Gotterer may purchase under presently exercisable stock options, but excludes 63,375 shares underlying options held by Mr. Gotterer, as to which he disclaims beneficial ownership since a business partner is entitled to the beneficial ownership of such shares upon any exercise of such options.

                             ELECTION OF DIRECTORS

                                [PROPOSAL NO. 1]
NOMINEES

     At the Meeting, five directors are to be elected to serve until the Annual Meeting of Stockholders in 1998 and until their successors are elected and qualified. The Board of Directors has nominated Burt Sugarman, David Gotterer, Terry Christensen, David Malcolm and Jeffrey Rosenthal.

     The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election. In the event that a vacancy among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

     The following table sets forth information as of the Record Date about each nominee for director and the ownership of equity securities by all directors and executive officers of the Company as a group:

                                                                                     SHARES AND
                                                                                     PERCENT OF
                                                                       DIRECTOR     COMMON STOCK
                                                                 AGE    SINCE         OWNED(1)
                                                                 ---   --------   -----------------
BURT SUGARMAN..................................................  58      1982     2,988,672 shs.(2)
Mr. Sugarman has been Chairman of the Board of the Company                                    55.2%
  since 1983, and President and Chief Executive Officer since
  May 1985. Mr. Sugarman has been Chairman of the Board of
  Rally's Hamburgers, Inc. (NASDAQ) ("Rally's"), an operator and franchisor of double drive-through hamburger restaurants in which the Company has a significant equity investment,
  since November 1994, having served as its Chairman of the
  Board and Chief Executive Officer from 1990 through February
  1994.
DAVID GOTTERER.................................................  68      1984       195,875 shs.(3)
Mr. Gotterer has been Vice Chairman of the Company since May                                   5.3%
  1986. He has been a senior partner in the accounting firm of
  Mason & Company, LLP, New York, New York, for more than the past five years. He is a Director of Rally's.
TERRY CHRISTENSEN..............................................  56      1994        33,834 shs.(4)
Mr. Christensen has been a partner in the law firm Christensen,                                   *
  Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los
  Angeles, California, for more than the last five years. He is a Director of MGM Grand, Inc. (New York Stock Exchange),
  Rally's and Checkers Drive-In Restaurants, Inc. (NASDAQ)
  ("Checkers").
DAVID MALCOLM..................................................  44      1996        11,000 shs.(5)
Mr. Malcolm has been Chairman of the Board of Suncoast                                            *
  Financial Mortgage Corporation, a mortgage banking and real estate development company, since 1978, President of West
  Coast Restaurant Enterprises, an owner operator of 15 Rally's restaurants, since February 1995, and Vice President of
  Artemis Capital Group, an investment banking firm, since
  November 1996. Mr. Malcolm also served as Executive Vice
  President of Grigsby Brandford & Co., Inc., an investment
  banking firm, from February 1994 to October, 1996. Mr.
  Malcolm is also a Commissioner on the San Diego Unified Port
  District and a Commissioner on the California Commission on
  Judicial Performance.
JEFFREY ROSENTHAL..............................................  39      1997        10,000 shs.(5)
Mr. Rosenthal has served as Chairman and Chief Executive                                          *
  Officer of TV Fanfare Publications, Inc., an international advertising company with offices in 40 cities and four
  countries, since 1984.
All Directors and Executive Officers as a group (6 persons)....                   3,277,047 shs.(6)
                                                                                              58.6%

---------------

  * indicates less than 1%

(1) Unless otherwise indicated, the beneficial owner has both sole voting and sole investment power with respect to his shares. Computed on the basis of 3,619,255 shares of Common Stock outstanding as of the Record Date. Subsequent to the Record Date the Company purchased 408,600 shares of Common Stock.

(2) Includes 1,799,202 shares underlying presently exercisable stock options. Does not include 20,550 shares of Common Stock owned by Mr. Sugarman's spouse and 2,000 shares of Common Stock held as custodian for his minor child, as to which shares he disclaims beneficial ownership.

(3) Includes 83,375 shares that Mr. Gotterer may purchase under presently exercisable stock options, but excludes 63,375 shares underlying options held by Mr. Gotterer, as to which shares he disclaims beneficial ownership since a business partner is entitled to the beneficial ownership of such shares upon any exercise of such options.

(4) Includes 33,334 shares underlying presently exercisable stock options.

(5) Includes 10,000 shares underlying presently exercisable stock options.

(6) This total includes 1,972,577 shares which such executive officers and directors may acquire upon the exercise of presently exercisable stock options.

     As of the Record Date, directors and officers of the Company beneficially owned the following shares of Common Stock of Rally's, in which the Company has a significant equity investment. Mr. Sugarman -- 485,833 shares which may be acquired under stock options exercisable within 60 days, but excluding (i) 3,230 shares held as custodian for his minor child, as to which he disclaims beneficial ownership, (ii) 3,136,849 shares owned by the Company, of which Mr. Sugarman may be deemed to be a controlling person, and (iii) 145,884 shares beneficially owned by Mr. Sugarman's spouse (including 104,692 shares underlying presently exercisable options and warrants), as to which shares he disclaims beneficial ownership; Mr. Gotterer -- 279,730 shares (including 251,615 shares which may be acquired under stock options and warrants exercisable within 60 days) but excluding 22,500 shares underlying options held by Mr. Gotterer, as to which shares he disclaims beneficial ownership since a business partner is entitled to the beneficial ownership of such shares upon any exercise of such options; Mr. Christensen -- 168,230 shares (including 165,615 shares which may be acquired under stock options and warrants exercisable within 60 days); Mr. Rosenthal 211,152 shares (including 198,076 shares which may be acquired under presently exercisable stock options and warrants); Cathy Wood, the Company's Vice President, Chief Financial Officer, Secretary and Treasurer, 25,000 shares (including 25,000 shares which may be acquired under presently exercisable stock options).

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During the 1996 fiscal year the Board of Directors of the Company met on twenty-one occasions. Each of the directors who served as a director in 1996 attended all meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Executive Committee, a Compensation Committee, an Option Committee, an Audit Committee and an Incentive Compensation Committee. The members of each Committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     The Executive Committee, consisting of Messrs. Gotterer and Christensen, met formally on one occasion during 1996, and its members consulted regularly on an informal basis in connection with the functions of this Committee. This Committee was established to act in the place of the Board between Board meetings.

     The Compensation Committee presently consists of Messrs. Gotterer and Christensen. The Compensation Committee met on one occasion during 1996. See "Compensation Committee Report."

     The Option Committee presently consists of Messrs. Gotterer and Christensen. The Option Committee met on one occasion in 1996. The Option Committee administers the Company's stock option plans.

     The Audit Committee is responsible for exercising such supervisory control over the internal auditing and accounting procedures, practices and personnel of the Company as the Audit Committee deems necessary or advisable and makes recommendations annually to the Board of Directors concerning the appointment of the Company's independent auditors for the ensuing fiscal year. The members of the Audit Committee are Messrs. Christensen and Malcolm. The Audit Committee met on one occasion during 1996, and its members consulted regularly on an informal basis in connection with functions of this Committee.

     The Incentive Compensation Committee presently consists of Messrs. Malcolm and Rosenthal. The Incentive Compensation Committee was formed in 1997.

     There is no standing nominating committee or other committee performing similar functions.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company are compensated at a rate of $10,000 per annum, plus $500 for each meeting of the Board of Directors attended. Non-employee directors also participate in the Company's 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"). Members of the Audit Committee are compensated for their services thereon at the rate of $250 per meeting attended.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the three years ended December 31, 1996, 1995, and 1994 of those persons who were
(i) the Chief Executive Officer and (ii) executive officers of the Company during 1996 and whose cash compensation exceeded $100,000 for services performed by such persons for the Company during 1996 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION AWARDS
                                        ANNUAL COMPENSATION                ----------------------------------------
                           ---------------------------------------------                 SECURITIES
                                                               OTHER       RESTRICTED    UNDERLYING
                                      SALARY      BONUS       ANNUAL         STOCK      OPTION/SARS     ALL OTHER
NAME & PRINCIPAL POSITION   YEAR         $          $      COMPENSATION     AWARD(S)         #         COMPENSATION
-------------------------  -------   ---------   -------   -------------   ----------   ------------   ------------
Burt Sugarman............     1996   1,000,000       -0-       51,548(1)     -0-             200,000     25,000(3)
Chairman of the Board,        1995   1,000,000       -0-       26,774(1)     -0-           1,899,202(2)  25,000(3)
President and Chief           1994   1,000,000   600,000       76,579(1)     -0-                 -0-    174,038(3)
Executive Officer
Cathy L. Wood............     1996     199,194       -0-             -0-     -0-                 -0-           -0-
Vice President, Secretary     1995(4)  166,123       -0-             -0-     -0-           55,000(5)           -0-
and Chief Financial
Officer

---------------

(1) Amounts represent the value of use of the Company's airplane and automobile.

(2) 1,899,202 options held by Mr. Sugarman exercisable at $6.33 per share and expiring in 1996 were canceled and an identical number of new options were issued to him with an exercise price of $6.75, which was the current market price of the Common Stock at the time such options were granted.

(3) Represents amounts paid to Mr. Sugarman by Rally's for services as Chairman and Chief Executive Officer of Rally's. In February 1994 Mr. Sugarman ceased serving as Chairman and Chief Executive officer of Rally's, however, in November 1994 Mr. Sugarman reassumed the duties of Chairman.

(4) Ms. Wood joined the Company in January 1995.

(5) Ms. Wood was granted 45,000 options in March 1995 and 10,000 options in July 1995.

EMPLOYMENT CONTRACTS

     Mr. Sugarman is employed as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement expiring on December 31, 2000. The term of the agreement will be automatically extended for successive two-year periods commencing January 1, 2001, unless the Company or Mr. Sugarman notifies the other of its election not to extend the term of the agreement one year prior to the expiration of the term. The agreement provides that Mr. Sugarman is to receive an annual base salary of $1,000,000, an annual bonus in an amount determined from year to year by the Compensation Committee of the Board of Directors, at its discretion, and certain additional benefits. The employment agreement is terminable prior to the expiration of the term of the Agreement (1) by the Company for cause (as defined therein) and (2) by Mr. Sugarman (a) for cause (as defined therein), (b) at any time for any reason, after January 1, 1999 or (c) if Mr. Sugarman ceases to own or control at least 10% of the Common Stock of the Company. Should the employment agreement be terminated by the Company without cause or by Mr. Sugarman for cause, Mr. Sugarman would be entitled to (1) continuation of all health insurance benefits through the expiration of the term of the agreement, or for 24 months from termination, whichever period is longer and (2) a lump sum payment in an amount equal to the greater of (a) two times the annual base salary, and (b) the amount which would have been payable throughout the remainder of the term of the agreement, provided that if Mr. Sugarman is terminated within one year following a change in ownership of the Company (as defined therein), Mr. Sugarman will receive a lump sum payment equal to 2.99 times the average annual compensation paid to Mr. Sugarman by the Company during the five years prior to such change in ownership. In the event of Mr. Sugarman's death or disability he (or his estate) would be entitled to receive a lump sum payment equal to the greater of
(a) two times the annual base salary and (b) the amount which would have been payable throughout the remainder of the term of the agreement. In the event of Mr. Sugarman's death, the Company would also be obligated to continue all health insurance benefits for Mr. Sugarman's immediate family for two years. Upon the expiration of the agreement, the Company is obligated to pay to Mr. Sugarman a lump sum equal to two times the annual base salary. Pursuant to the employment agreement, Mr. Sugarman has agreed during the term of the agreement, not to render services to, or plan for or organize, a business which is materially competitive with or similar to the business of the Company or any of its subsidiaries.

OPTION PLANS

     The Company has a 1985 Non-Qualified Stock Option Plan (the "1985 Stock Option Plan"). The 1985 Stock Option Plan provides for the grant of options to purchase 3,000,000 shares of Common Stock; provided that, pursuant to the terms of the 1985 Stock Option Plan, no further grants may be made under the plan. As of December 31, 1996, options to purchase 1,805,952 shares were outstanding, and options for 307,500 shares had been exercised. See Proposal 2 herein.

     The Company has a 1996 Employee Stock Option Plan (the "1996 Stock Option Plan") and the Director Plan. The 1996 Stock Option Plan presently provides for the grant of options to purchase 250,000 shares of Common Stock. As of December 31, 1996, options to purchase 200,000 shares were outstanding and no options had been exercised. The Director Plan presently provides for the grant of 250,000 shares of Common Stock. As of December 31, 1996, options to purchase 50,000 shares were outstanding and no options had been exercised. See Proposals 3 and 4 herein.

                          FISCAL YEAR END OPTION VALUE

                                                                                                VALUE OF
                                                                                             UNEXERCISED IN
                                                               NUMBER OF UNEXERCISED      THE MONEY OPTIONS AT
                                                                    OPTIONS AT                DECEMBER 31,
                                     SHARES                      DECEMBER 31, 1996              1996(1)
                                   ACQUIRED ON    VALUE     ---------------------------   --------------------
              NAME                  EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE       EXERCISABLE
---------------------------------  -----------   --------   -----------   -------------   --------------------
Burt Sugarman....................    300,000     $413,000     1,799,202          -0-           $2,623,703
Cathy L. Wood....................        -0-          -0-        36,666       18,334               51,216

---------------

(1) Based upon the closing price of the Common Stock on December 31, 1996 of $8.375, minus the option exercise price of (i) $6.75 per share for 1,599,202 shares and $8.25 for 200,000 shares for Mr. Sugarman and (ii) $7.00 per share for 30,000 shares and $6.88 per share for 6,666 shares for Ms. Wood.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                  ----------------------------------------------------------
                                                  % OF TOTAL
                                                 OPTIONS/SARS
                                                  GRANTED TO      EXERCISE OR                  GRANT DATE
                                  OPTIONS/SARS   EMPLOYEES IN      BASE PRICE      EXPIRATION    PRESENT
              NAME                 GRANTED #     FISCAL YEAR          $/SH           DATE      VALUE($)(1)
--------------------------------  ------------   ------------   ----------------   ---------   -----------
Burt Sugarman...................     200,000         100%            $ 8.25        9/19/2001    $ 558,000

(1) Options are granted at market price on the date of the grant. The proxy rules require that either the potential realizable values at assumed annual stock price appreciation rates or the present value at the grant date be assigned to options. The Company has chosen a present value method known as the "Black-Scholes" Option Pricing Model. The assumptions used to arrive at the value shown were as follows: expected volatility-20%; risk-free rate of return-7.1%; dividend yield -- 0%; and time of exercise -- five years. The choice of the Black-Scholes valuation method does not reflect any belief by the Company's management that such method, or any other valuation method, can accurately assign a value to an option at the grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996 the Compensation Committee and Option Committee of the Board of Directors consisted of David Gotterer and Terry Christensen. David Gotterer is Vice Chairman of the Company and a Senior Partner in the accounting firm of Mason & Company, LLP, which received $139,091 from the Company for rendering consulting, financial and accounting services to the Company during 1996. Terry Christensen is a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, which represents the Company and Rally's in certain corporate and litigation matters. Both Mr. Gotterer and Mr. Christensen are directors of Rally's.

                         COMPENSATION COMMITTEE REPORT

     In 1996 the Compensation Committee and Option Committee of the Board of Directors consisted of Terry Christensen and David Gotterer. The Compensation Committee and the Option Committee consisted of the same directors so that the same persons could administer all aspects of the Company's compensation programs.

     The Compensation Committee is responsible for developing and making recommendations to the Company with respect to executive officer compensation policies, addressing such matters as salaries, bonuses, incentive plans, benefits and overall compensation. The Compensation Committee also determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Compensation Committee, however, will not administer the Company's 1997 Incentive

Compensation Plan for Executive Officers (the "Incentive Plan") if it is adopted by the stockholders. The Incentive Plan will be administered by the Incentive Compensation Committee. See Proposal 5 hereof.

     The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of compensation which allows the Company to attract and retain competent executives. The Compensation Committee further believes that the Company's compensation programs should provide personnel with a financial interest in the Company similar to the interests of the Company's stockholders and that there should be a correlation between the performance of the Company and individual performance and compensation. During 1996 the Compensation Committee did not award any bonuses to either of the Named Executives.

     Mr. Sugarman, the Chief Executive Officer of the Company is eligible to participate in the same compensation plans available to the Company's other executives. In 1996 Mr. Sugarman received base compensation of $1,000,000 pursuant to the terms of his employment agreement. The Compensation Committee did not award Mr. Sugarman a discretionary bonus for 1996. In 1996 Mr. Sugarman exercised options to purchase 300,000 shares of Common Stock. In order to provide Mr. Sugarman with a continued incentive to exert his best efforts on behalf of the Company through the opportunity to benefit from appreciation in the value of the Common Stock, the Option Committee granted Mr. Sugarman options to purchase 200,000 shares of Common Stock at an exercise price of $8.25 per share, the fair market value of the shares on the date of grant. Such options expire in 2001. In February 1997 the Company amended Mr. Sugarman's employment agreement to, among other things, extend the term of the agreement, provide for certain payments to Mr. Sugarman upon a change in control of the Company and, if approved by the stockholders, permit Mr. Sugarman (or his estate) to exercise options granted to him pursuant to the 1985 Stock Option Plan and the 1996 Stock Option Plan for up to 18 months following his death or disability. The Compensation Committee approved the amendment in order to ensure that Mr. Sugarman's services would be available to the Company as the Company continues to pursue investment opportunities.

                                 DAVID GOTTERER
                               TERRY CHRISTENSEN

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on the Common Stock for the five years ended December 31, 1996, based upon the market price of the Common Stock as reported on the New York Stock Exchange with the cumulative total return (and assuming reinvestment of dividends), with (i) the NYSE Stock Index and (ii) an index of a group of companies in the fast food industry selected by the Company, consisting of CKE Restaurants, Inc., Flagstar Companies, Inc., Krystal Company, Checkers, Foodmaker, Inc., and Sonic Corporation. The Company, through its significant equity investment in Rally's, is involved in the fast food industry.

      COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG GIANT GROUP, LTD.
                     NYSE STOCK MARKET AND PEER GROUP INDEX

                          TOTAL RETURN TO SHAREHOLDERS

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)          GIANT GROUP, LTD.      PEER GROUP       NYSE MARKET INDEX
1991                                            100.00              100.00              100.00
1992                                            143.61              143.82              104.70
1993                                            135.72              105.56              118.88
1994                                             85.22               52.26              116.57
1995                                            115.21               61.34              151.15
1996                                            105.74               99.65              182.08

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     David Gotterer, Vice Chairman and a Director of the Company and of Rally's, is a Senior Partner in the accounting firm of Mason & Company, LLP, which received $139,091 from the Company for rendering consulting, financial and accounting services to the Company during 1996.

     In September 1996 the Company purchased 200,000 shares of Common Stock from Mr. Sugarman for $8.25 per share, the fair market value of the Common Stock on the date of the purchase.

                      AMENDMENT OF 1985 STOCK OPTION PLAN
                                [PROPOSAL NO. 2]

     On March 28, 1997 the Board of Directors, pursuant to the recommendation of the Compensation Committee and subject to the approval of the stockholders, approved certain amendments to the 1985 Stock Option Plan to permit options granted pursuant to the 1985 Stock Option Plan to be exercised (i) in the case of the death or disability of the option holder, until the later of the expiration of the options or 18 months following the death or disability of the holder, and (ii) in the case of the termination of the employment or engagement by the option holder for any reason other than death, disability, "cause" (as defined in the 1985 Stock Option Plan), or retirement, until the earlier of the expiration of the options and two months following the termination of the employment or engagement. A copy of the proposed amendment is set forth as Exhibit A attached hereto. Presently, options granted pursuant to the 1985 Stock Option Plan may be exercised until the earlier of the expiration of the options and 18 months following the death or six months following disability of the option holder, as the case may be. Also, the 1985 Stock Option Plan presently provides that options will immediately terminate upon the termination without cause by the option holder of his or her employment or engagement. Upon a termination by the Company of the option holder's employment or engagement without cause, options will terminate six months following such termination. The Board of Directors believes that the foregoing amendments to the 1985 Stock Option Plan will benefit the Company by helping the Company motivate and retain qualified executives and consultants. If the foregoing amendments to the 1985 Stock Option Plan are approved, the Company intends to amend the terms of the outstanding options granted pursuant to the 1985 Stock Option Plan to be consistent with the foregoing. Certain directors and executive officers hold options under the 1985 Stock Option Plan as follows:

                                     NAME                            NO. OF OPTIONS
            -------------------------------------------------------  --------------
            Burt Sugarman..........................................     1,599,202
            David Gotterer.........................................       126,750(1)
            Terry Christensen......................................        20,000
            Cathy Wood.............................................        55,000

---------------

(1) Includes 63,375 options for which a business partner of Mr. Gotterer is entitled to the beneficial ownership of the Common Stock acquired upon exercise of such options.

     The affirmative vote of the holders of at least a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the amendment to the 1985 Stock Option Plan.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                    AMENDMENT TO THE 1985 STOCK OPTION PLAN

DESCRIPTION OF THE 1985 STOCK OPTION PLAN

     The 1985 Stock Option Plan was adopted in 1985 in order to offer officers, directors, senior executives of and consultants to the Company incentives and rewards in recognition of their efforts in the Company's progress and to encourage them to continue to promote the best interests of the Company. Pursuant to the terms of the 1985 Stock Option Plan, no further grants of options may be made thereunder. However, options previously granted under the 1985 Stock Option Plan remain outstanding. The 1985 Stock Option Plan covered options to purchase 3,000,000 shares of Common Stock. As of the Record Date there were options to purchase 1,805,952 shares of Common Stock were outstanding, which were held by 5 persons.

     The 1985 Stock Option Plan is administered by the Option Committee, whose members are appointed by the Board of Directors. The exercise price of options may not be less than 85% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the discretion of the Option Committee, and is payable in cash, in shares of Common Stock having a fair market value equal to the option exercise price or in other consideration acceptable to the Option Committee or the Board of Directors. The vesting schedule and term of options granted under the 1985 Stock Option Plan is at the discretion of the Option Committee. As of the Record Date options to purchase 1,779,285 shares were exercisable and the remainder of the options will become exercisable by 1998. Generally, except in the case of death, disability, retirement or termination without cause, options terminate upon the optionee's termination of employment. In the case of death or disability of an optionee, options terminate upon the earlier of the expiration of the option or 18 months following the death of the optionee or six months following the disability of the optionee, as the case may be. In the case of retirement, options terminate upon the earlier of the expiration of the options and two months following the optionee's retirement. Upon a termination of optionee by the Company without cause, options terminate upon the earlier of the expiration of the options and 12 months after the date of the termination. Options may not be transferred except by will or the laws of descent and distribution.

     In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock spilt or other change in corporate structure affecting the Common Stock, appropriate adjustments will be made in the number of shares and exercise price of options granted under the 1985 Stock Option Plan.

     The Board of Directors may amend, suspend or discontinue the 1985 Stock Option Plan, but may not, without the approval of the Company's stockholders make any amendment which would (i) make any material change in the class of persons eligible to participate in the 1985 Stock Option Plan, (ii) increase the number of shares for which options may be granted under the 1985 Stock Option Plan, (iii) extend the term or permit adjustments in the number and exercise price of options granted under the 1985 Stock Option Plan, except as permitted in the 1985 Stock Option Plan.

     An optionee granted options under the 1985 Stock Option Plan will not recognize any taxable income upon the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of the exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an option.

     The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options granted under the 1985 Stock Option Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

                      AMENDMENT OF 1996 STOCK OPTION PLAN
                                [PROPOSAL NO. 3]

     On March 28, 1997 the Board of Directors, pursuant to the recommendation of the Compensation Committee and Option Committee and subject to the approval of the stockholders, approved certain amendments to the 1996 Stock Option Plan to
(i) increase to 500,000 the number of shares of Common Stock subject to the 1996 Stock Option Plan, (ii) permit options granted pursuant to the 1996 Stock Option Plan to be exercised until the later of the expiration of the options or 18 months following the death or disability of the holder of the options, (iii) permit the consideration to be delivered upon the exercise of non-qualified options to consist of cash, shares of common stock or such other consideration acceptable to the Board or the Committee; and (iv) permit the consideration to be delivered upon the exercise of incentive options granted after May 8, 1997 to consist of cash, shares of Common Stock or such other consideration acceptable to the Board or the Committee. A copy of the proposed amendments to the 1996 Stock Option Plan is set forth as Exhibit B hereto. Presently, the 1996 Stock Option Plan covers 250,000 shares of Common Stock (200,000 of which are outstanding) and options terminate on the earlier of the expiration of the option or 12 months following the death or disability of the holder. Also, the consideration to be delivered upon the exercise of all options must consist of cash or shares of Common Stock. The Board of Directors believes that the foregoing amendments to the 1996 Stock Option Plan will benefit the Company by helping to attract, motivate and retain qualified executive, administrative and professional employees. If the foregoing amendments are approved, the Company intends to amend the terms of options granted pursuant to the 1996 Stock Option Plan (all of which are non-qualified options) to (i) terminate upon the later of the expiration of the options and 18 months following the death or disability of the option holder, and (ii) permit the consideration to be delivered upon exercise of the options to consist of cash, shares of Common Stock or such other consideration acceptable to the Board or the Committee. Mr. Sugarman holds 200,000 such options.

     The affirmative vote of the holders of at least a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the amendments to the 1996 Stock Option Plan

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                  THE AMENDMENT TO THE 1996 STOCK OPTION PLAN

DESCRIPTION OF THE 1996 STOCK OPTION PLAN

     The 1996 Stock Option Plan presently provides for the grant of options to purchase up to an aggregate of 250,000 shares of Common Stock and terminates on May 19, 2006. Options may be either incentive options or non-qualified options. The 1996 Stock Option Plan is administered by the Option Committee, whose members are appointed by the Board of Directors. All employees of the Company and its subsidiaries are eligible to receive options. As of the Record Date, there were approximately nine employees eligible to participate in the 1996 Stock Option Plan. The exercise price in each instance is not less than 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price. The vesting schedule and term of options granted under the 1996 Stock Option Plan is at the discretion of the Option Committee. Generally, options terminate six months (three months in the case of an incentive option) after termination of the optionee's employment for any reason other than the optionee's death or disability. If the amendments to the 1996 Stock Option Plan are approved, options will terminate up to 18 months after termination of the optionee's employment due to death or disability. Options are non-transferrable by the holder other than by will or laws of descent and distribution.

     In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of any similar change affecting the Common Stock, appropriate adjustments, as determined by the Option Committee, will be made in the exercise price and in the number and class of shares subject to the options.

     In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the options and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

     The Board of Directors may amend or terminate the 1996 Stock Option Plan from time to time in such respect as the Board may deem advisable; provided that any amendment requiring stockholder approval pursuant to Rule 16b-3 (as in effect from time to time) under the Securities Exchange Act of 1934, as amended, shall not be effective unless such approval is obtained.

     An optionee who is granted an incentive option generally will not recognize taxable income either upon the grant or the exercise of an incentive option, although the exercise may be subject to the alternative minimum tax. No deduction will ordinarily be available to the Company as a result of the grant or exercise of incentive options. Upon the sale or exchange of the shares underlying an incentive option more than two years after the date of grant and one year after the date of exercise, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares of the date of exercise or (ii) the sale price of the shares. Any gain recognized on such a premature disposition of shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain, depending on the holding period.

     An optionee granted non-qualified stock options will not recognize any taxable income upon the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an option exercised by an optionee who is an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

     The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1996 Stock Option Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

                    AMENDMENT OF 1996 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                                [PROPOSAL NO. 4]

     On March 28, 1997 the Board of Directors, pursuant to the recommendation of the Compensation Committee and the Option Committee and subject to the approval of the stockholders, approved an amendment to increase to 400,000 the number of shares of Common Stock covered by the Director Plan. Presently 250,000 shares of Common Stock are covered by the Director Plan and 190,000 shares are available for grant. A copy of the proposed amendment to the Director Plan is set forth in Exhibit C attached hereto. The Board of Directors believes that increasing the number of shares of Common Stock covered by the Director Plan will benefit the Company by helping to attract and retain qualified persons to serve as directors and by providing an incentive to directors whose rewards are dependent upon those factors which directly benefit the Company's stockholders and appreciation in the market value of the Common Stock.

     The affirmative vote of the holders of at least a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the amendment to the Director plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       THE AMENDMENT TO THE DIRECTOR PLAN

DESCRIPTION OF THE DIRECTOR PLAN

     The Director Plan presently provides for the grant of Options to purchase up to an aggregate of 250,000 shares of Common Stock and terminates on May 19, 2006. The Director Plan is administered by the Option Committee, whose members are appointed by the Board of Directors.

     Pursuant to the Director Plan, each Non-Employee Director of the Company, as of May 20, 1996 (the "Adoption Date") who was nominated for reelection at the 1996 annual meeting was granted options to purchase 10,000 shares of Common Stock effective as of the Adoption Date. Each Non-Employee Director (other than Non-Employee Directors as of the Adoption Date) who is elected or appointed subsequent to the Adoption Date will be granted options to purchase 10,000 shares of Common Stock as of the date of such election or appointment. In addition, each Non-Employee Director of the Company who was elected or appointed to the Executive Committee on July 12, 1996 was granted additional options to purchase 10,000 shares of Common Stock, and each Non-Employee Director who is appointed to the Executive Committee subsequent to July 12, 1996 will be granted additional options to purchase 10,000 shares of Common Stock.

     On each anniversary of the Adoption Date, or in the case of a Non-Employee Director who is elected or appointed subsequent to the Adoption Date, on each anniversary of the date of such election or appointment, each Non-Employee Director shall be automatically granted options to purchase 10,000 shares of Common Stock, and each Non-Employee Director who is a member of the Executive Committee shall be automatically granted additional options to purchase 10,000 shares Common Stock on the anniversary of the date of his election or appointment to the Executive Committee. Presently, there are four Directors eligible to participate in the Director Plan.

     The exercise price in each instance is not less than 100% of the fair market value of the Common Stock on the date of grant, subject to any repricing at the option of the Option Committee, and is payable in cash or shares of previously acquired Common Stock having a fair market value equal to the option exercise price.

Options granted under the Director Plan have a five-year term and are immediately exercisable. Options are non-transferrable by the holder other than by will or laws of descent and distribution.

     In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustments, as determined by the Option Committee, will be made in the exercise price and in the number and class of shares subject to the options.

     In the event of a sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, holders of outstanding options will have the right to receive, upon exercise of the options and payment of the exercise price, the same consideration which the stockholders of the Company received pursuant to such transaction.

     The Board of Directors may amend or terminate the Director Plan from time to time in such respects as it may deem advisable; provided that any amendment requiring stockholder approval pursuant to Rule 16b-3 (as in effect from time to time) under the Securities Exchange Act of 1934, as amended, shall not be effective unless such approval is obtained.

     Any Non-Employee Director granted options pursuant to the Director Plan will not recognize any taxable income at the grant of the option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an option.

     The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foregoing jurisdiction in which any optionee may reside.

                  ADOPTION OF 1997 INCENTIVE COMPENSATION PLAN
                             FOR EXECUTIVE OFFICERS
                                [PROPOSAL NO. 5]

     On March 28, 1997 the Board of Directors, pursuant to the recommendation of the Incentive Compensation Committee of the Board of Directors consisting of David Malcolm and Jeffrey Rosenthal and subject to the approval of the stockholders, adopted the Incentive Compensation Plan. The Board of Directors believes that the Incentive Plan will benefit the Company by, among other things, (i) providing an incentive for superior performance, (ii) motivating participating officers toward the highest levels of achievement and business results, and (iii) tying the goals and interests of the participating officers to those of the Company and its stockholders. A copy of the Incentive is attached hereto as Exhibit D. The following summary of the principal features of the Incentive Plan is qualified in its entirety by reference to Exhibit D.

     The affirmative vote of the holders of at least a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Incentive Plan.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       THE ADOPTION OF THE INCENTIVE PLAN

DESCRIPTION OF THE INCENTIVE PLAN

     Executive officers of the Company are eligible to participate in the Incentive Plan. The Incentive Plan will be administered by the Incentive Compensation Committee of the Board of Directors. The Incentive Compensation Committee will approve the specific executive officers who will participate in the Incentive

Plan in a given year prior to, or at the time of, the establishment of the performance objectives for such calendar year.

     Within 90 days of the beginning of each performance period, the Incentive Compensation Committee will approve performance goals including specific performance objectives and establish computation formulae or methods for determining each participant's bonus for that performance period. Generally, the performance period will be the Company's fiscal year; provided that the Incentive Compensation Committee may adopt performance periods of less than one year. The objectives include any one or more of the following criteria for the year: (i) stock price, (ii) market share, (iii) gross revenue, (iv) pretax operating income, (v) cash flow, (vi) earnings before interest, taxes, depreciation and amortization, (vii) earnings per share, (viii) return on equity, (ix) return on invested capital or assets, (x) return on revenues, (xi) cost reductions and savings, or (xii) productivity. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code, performance goals may include a participant's attainment of personal objectives with respect to any of the foregoing performance goals or negotiating transactions and sale or developing long-term business goals.

     At or after the end of each performance period, the Incentive Compensation Committee is required by the terms of the Incentive Plan to certify in writing whether the pre-established performance goals and objectives have been satisfied in such performance period. The actual bonus award for any participant for such performance period shall then be determined based upon the pre-established computation formulae or methods. In no event will any bonus award for any performance period exceed five times the participant's annual base salary as in effect at the beginning of the plan year. The Incentive Compensation Committee has no discretion to increase the amount of any participant's bonus as so determined, but may reduce the amount of, or totally eliminate, such bonus if the Incentive Compensation Committee determines, in its absolute discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or any other factors material to the goals, purposes and administration of the Incentive Plan.

     Approved bonus awards under the Incentive Plan are payable in cash, shares of Common Stock, other consideration of commensurate value and/or a combination thereof as soon as is practicable after the end of each performance period and after the Incentive Compensation Committee has certified in writing that the relevant performance goals were achieved. Awards that are otherwise payable to a participant who is not employed by the Company as of the last day of the performance period will be prorated or eliminated pursuant to specified rules established by the Incentive Compensation Committee for the administration of the Incentive Plan.

     Since the Incentive Plan requires performance goals to be set and participants to be selected for each performance period, it cannot determined what benefits, if any, would have been paid to any executive officer if the Incentive Plan had been in effect for the 1996 calendar year.

     Amendments can be made to the Incentive Plan that can increase the costs of the plan to the Company and can alter the allocation of benefits among participating executive officers. However, no such amendment that is inconsistent with its purpose or with its compliance with applicable law and the requirements of Section 162(m) may be made without stockholder approval.

     The Incentive Plan is designed to comply with Section 162(m) of the Code, which limited the tax deductibility by the Company of compensation paid to executive officers to $1,000,000. Compensation paid pursuant to a plan approved by the stockholders that meets the requirements of Section 162(m) is exempted from this limitation and is fully deductible. The Board of Directors and the Incentive Compensation Committee have approved the Incentive Plan for such submission to the stockholders in order to maintain the full deductibility of compensation paid to executive officers.

                            RATIFICATION OF AUDITORS
                                [PROPOSAL NO. 6]

     Arthur Andersen LLP has been selected by the Board of Directors to serve as the independent auditors for the Company for the year ending December 31, 1997. This firm acted as auditors for the Company for the years ended December 31, 1995 and 1996. A representative of Arthur Andersen LLP is expected to be available by telephone and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR
                                  FISCAL 1997.

     Arthur Andersen LLP, which was engaged by the Company on January 29, 1996 as independent auditors, are the independent accountants for Rally's, in which the Company has a significant investment. The work of Coopers & Lybrand LLP as independent auditors for the Company was terminated effective January 25, 1996. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

     During the two most recent fiscal years and subsequent interim period prior to January 25, 1996, there have been no disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events. Coopers & Lybrand LLP's report on the financial statements for the two fiscal years prior to the change in accountants contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Coopers & Lybrand LLP has furnished the Company with a letter addressed to the SEC stating it agrees with the above statements. A copy of which was filed as an exhibit to the Company's Form 8-K dated January 29, 1996.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting must be received by the Company for inclusion in its proxy statement and form of proxy by January 7, 1998. To assure that a stockholder's proposal is included in the proxy statement and form of proxy, it will be necessary for the stockholder to comply with the regulations of the SEC governing inclusion of such proposals in such documents. In addition, stockholders may directly nominate persons for director only by complying with the following procedure set forth in the Company's By-Laws; the stockholder must submit the names of such persons in writing to the Secretary of the Company not less than 70 days nor more than 90 days prior to the date of the preceding year's annual meeting. The nominations must be accompanied by all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the name, record address, and class and number of shares of the Company owned by the stockholder making the nomination. A stockholder may properly bring business before the Annual Meeting of Stockholders only by complying with the following procedure set forth in the Company's By-Laws; the stockholder must submit to the Secretary of the Company, not less than 70 days nor more than 90 days prior to the date of the preceding year's annual meeting, a written statement describing the business at the Annual Meeting, the name, record address, and class and number of shares of the Company owned by the stockholder making the submission, and a description of any material interest of the stockholder in such business.

     Any such proposal should be communicated in writing to the Secretary of the Company at 9000 Sunset Boulevard, 16th Floor, Los Angeles, California, 90069.

                               VOTING PROCEDURES

     At the Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the Meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly signed and returned to the Company at or before the Meeting. If no instructions are specified in the proxy with respect to any proposal, the shares represented thereby will be voted for the nominees for the Board of Directors listed in this Proxy Statement. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the persons voting such proxy.

     A proxy may be revoked at any time prior to it being voted at the Meeting by delivering to the Secretary of the Company a signed writing revoking the proxy or a duly executed proxy bearing a later date, or by appearing and voting in person at the Meeting. The mere presence at the Meeting of a person appointing a proxy does not revoke the appointment. Please note that it is important to date your proxy because the last dated proxy will revoke any earlier dated proxies and will be the one that is voted at the Meeting.

     A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of election appointed by the Company. The five nominees for director of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting is required to approve proposals two through six. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being case against each of proposals two through seven. Broker "non-votes" will have no effect on proposals two through six.

                                 OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the Meeting other than as set forth in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy intend to vote thereon with their best judgment.

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 (which contains a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996) accompanies this Proxy Statement.

     THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO) WILL BE PROVIDED WITHOUT CHARGE TO EACH STOCKHOLDER UPON WRITTEN REQUEST. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MARCH 14, 1997, THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. THE REQUEST SHOULD BE DIRECTED TO: CATHY WOOD, SECRETARY, GIANT GROUP, LTD., 9000 SUNSET BOULEVARD, 16TH FLOOR, LOS ANGELES, CALIFORNIA 90069, TELEPHONE (310) 273-5678.

                                          By Order of the Board of Directors

                                               [SIG]
                                          CATHY WOOD, Secretary

                                                                       EXHIBIT A

     The 1985 Stock Option Plan is proposed to be amended as follows:

     Section 9 of the 1985 Stock Option Plan would be amended and restated as follows:

     9. Death, Retirement and Termination of Employment.

          (a) Upon involuntary termination of employment or service (other than by death, disability or for cause), at the discretion of the Board or the Committee, as the case may be, an Optionee may, within twelve (12) months after the date of such retirement or termination, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option in accordance with the provisions of Section 7 hereof, but in no event after the expiration of the term of the Option ("cause" for purposes of this Plan shall mean (i) willful disregard of duties, (ii) habitual absence from employment or service, (iii) drunkenness, or (iv) dishonesty);

          (b) Upon retirement, an Optionee may within two (2) months after the date of such retirement, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option in accordance with the provisions of Section 7 hereof, but in no event after the expiration of the term of the Option;

          (c) Upon the "disability" of any Optionee, the Optionee may within six
     (6) months after the date of such termination of employment, but in no event after the expiration of the term of the Option, exercise such Option in accordance with the provisions of Section 7 hereof (for purposes of the Plan the term "disability" shall mean a physical or mental disability as defined in Section 105 of the Code); and

          (d) Upon the death of any Optionee while in active employment or service, the person or persons to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within the later of (i) eighteen (18) months after the date of such Optionee's death, and (ii) the expiration of the term of the Option, purchase all or any part of the shares with respect to which the Option was exercisable on the date of termination of employment or service in accordance with the provisions of Section 7 hereof.

          (e) Upon the termination of Optionee's employment or service for any reason other than death, "disability," retirement or cause, the Optionee may within two (2) months after the date of such termination, purchase all or a part of the shares with respect to which such Optionee is entitled to purchase in accordance with the provisions of Section 7 hereof, but in no event after the expiration of the term of the Option.

                                                                       EXHIBIT B

     The 1996 Stock Option Plan is proposed to be amended as follows:

     Section 4 of the 1996 Stock Option Plan would be amended and restated as follows:

          4. SHARES SUBJECT TO THE PLAN. The stock to be offered under the Plan shall be shares of Common Stock, which shares may be unissued shares or treasury shares. Subject to the adjustments provided for in Section 8, the aggregate number of shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 500,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to its full exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

     Section 5(d) of the 1996 Stock Option Plan would be amended and restated as follows:

          (d) Termination of Option Upon Death or Disability. In the event of the Optionee's death or Disability while in the employ of the Corporation, or Optionee's death within six months (three months in case of Incentive Options) after the termination of the Optionee's employment (other than by reason of discharge for cause) the Options shall terminate upon the latest to occur of (i) 18 months after the date of the Optionee's death or Disability or such other date as shall be specified in the Option Agreement, or (ii) the Option's expiration date. The Options shall be exercisable during such period after the Optionee's death or Disability with respect to the number of shares as to which the Options shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

     Section 6(e) of the 1996 Stock Option Plan would be amended and restated as follows:

          (e) How Exercised. The method or time when the Options may be exercised in whole or in part, including, but not limited to, whether such Options may be exercised by delivery of cash, previously owned shares of Common Stock or in the case of Incentive Options granted after May 8, 1997 and all Non-Qualified Options, such other consideration, shall be determined by the Committee.

                                                                       EXHIBIT C

     Section 4 of the Director Plan would be amended and restated as follows:

          Section 4. SHARES SUBJECT TO THE PLAN. The stock to be offered under the Plan shall be shares of Common Stock, which shares may be unissued shares or treasury shares. Subject to the adjustments provided for in
     Section 7, the aggregate number of shares to be delivered upon exercise of all Options granted under the Plan shall not exceed 400,000 shares. Shares of Common Stock subject to, but not delivered under, an Option terminating or expiring for any reason prior to its exercise in full shall be deemed available for Options to be granted thereafter during the term of the Plan.

                                                                       EXHIBIT D

                               GIANT GROUP, LTD.
                        1997 INCENTIVE COMPENSATION PLAN
                             FOR EXECUTIVE OFFICERS

                                    PURPOSE

     The GIANT GROUP, LTD. 1997 Incentive Compensation Plan For Executive Officers (the "Plan") is an annual short-term incentive plan designed to reward executive officers of GIANT GROUP, LTD. (the "Company") for achieving preestablished corporate performance goals. The Plan is intended to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to preserve the Company's tax deduction for bonus compensation paid to executive officers by meeting the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE 1

                         ELIGIBILITY AND PARTICIPATION

     SECTION 1.1 Participation in the Plan is limited to persons who served as an executive officer of the Company at any time during the taxable year. At or prior to the time performance objectives for a "Performance Period" are established, as defined in Section 2.2 below, the Incentive Compensation Committee (the "Committee") of the Board of Directors (the "Board") will designate in writing which executive officers among those eligible shall participate in the Plan for such Performance Period (the "Participants").

                                   ARTICLE 2

           PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES

     SECTION 2.1 The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on January 1 and ending on December 31. The performance period with respect to which bonuses shall be calculated and paid under the Plan (the "Performance Period") shall generally be the Plan Year; provided, however, that the Committee shall have the authority to designate different Performance Periods under the Plan.

     SECTION 2.2 Within the first ninety days of each Performance Period the Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and formulae must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent of the total number of days in such Performance Period.

     SECTION 2.3 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of bonus compensation under the Code, performance goals may be based upon a Participant's attainment of personal goals with respect to any of the foregoing performance goals, negotiating transactions and sales, or developing long-term business goals. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established.

                                   ARTICLE 3

                         DETERMINATION OF BONUS AWARDS

     SECTION 3.1 As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant's bonus for such Performance Period based upon the performance goals, objectives, and computation formulae for such performance period established pursuant to Section 2.2 above. The Committee shall have no discretion to increase the amount of any Participant's bonus as so determined, but may reduce or totally eliminate any Participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the Participant's performance or any other factors material to the goals, purposes, and administration of the Plan.

     SECTION 3.2 No Participant's bonus for any Plan Year shall exceed five times the Participant's base annual salary as in effect as of the first day of such Plan Year.

                                   ARTICLE 4

                            PAYMENT OF BONUS AWARDS

     SECTION 4.1 Approved bonus awards shall be payable to each Participant by the Company in cash, shares of the Company's common stock, other consideration of commensurate value and/or a combination thereof, or to the Participant's estate in the event of the Participant's death, as soon as practicable after the end of each Performance Period and after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved. Any shares of the Company's common stock delivered to a Participant shall be valued at the closing price of such common stock on the trading day prior to the date such common stock is delivered to the Participant. If the Company's common stock is not publicly traded the value of the common stock shall be determined in by the Incentive Compensation Committee in its reasonable discretion. The value of any other consideration delivered as payment of awards shall be determined by the Incentive Compensation Committee in its reasonable discretion.

     SECTION 4.2 A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period may be prorated or not paid based on rules to be established by the Committee for the administration of the Plan.

                                   ARTICLE 5

                           OTHER TERMS AND CONDITIONS

     SECTION 5.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of the Code and regulations promulgated thereunder) of the Plan, including the business criteria described in Section
2.3 above, are approved by the stockholders by a majority of votes cast in a separate vote on the issue in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

     SECTION 5.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

     SECTION 5.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to obligate the Company or any subsidiary to maintain any employee's compensation at any level.

     SECTION 5.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

                                   ARTICLE 6

                                 ADMINISTRATION

     SECTION 6.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under the Code.

     SECTION 6.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

     SECTION 6.3 Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

     SECTION 6.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

     SECTION 6.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in
Section 2.3 or the maximum bonus payable to any Participant as specified in
Section 3.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Participants to constitute qualified performance-based compensation under the Code.

     SECTION 6.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

     SECTION 6.7 The place of administration of the Plan shall be the State of California and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

                               GIANT GROUP, LTD.
 P
          This Proxy is solicited on behalf of the Board of Directors
                 Annual Meeting of Stockholders -- May 8, 1997
 R
          The undersigned hereby appoints Burt Sugarman and David Gotterer, and each of them, proxies with power of substitution each, for and in
 O the name of the undersigned to vote all shares of Common Stock of GIANT GROUP, LTD., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1997 Annual
 X Meeting of Stockholders (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their
 Y discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting.

          The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement and Annual Report.


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                            - FOLD AND DETACH HERE -

THE BOARD RECOMMENDS A VOTE "FOR"                      Please enter  ___
PROPOSALS 1, 2, 3, 4, 5 AND 6.                         your vote as
                                                       indicated in   X
                                                       this example  ___

                                  FOR   WITHHELD
1.  Election of Directors below.  ___     ___

                                  ___     ___

Nominees: Terry Christensen,
David Gotterer, David Malcolm,
Jeff Rosenthal, Burt Sugarman

For, except vote withheld from the following nominee(s):

________________________________________________________

                                      FOR  WITHHELD  ABSTAIN
2.  Amendment to the Company's 1985   ___    ___       ___
    Non-Qualified Stock Option Plan.  ___    ___       ___

3.  Amendment to the Company's 1996   ___    ___       ___
    Employee Stock Option Plan.       ___    ___       ___

4.  Amendment to the Company's 1996   ___    ___       ___
    Stock Option Plan for             ___    ___       ___
    Non-Employee Directors.

5.  Adoption of the Company's 1997    ___    ___       ___
    Incentive Compensation Plan       ___    ___       ___
    for Executive Officers.

6.  Ratification of the appointment   ___    ___       ___
    of Arthur Andersen LLP as         ___    ___       ___
    independent auditors.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR THE AMENDMENT TO THE COMPANY'S 1985 NON-QUALIFIED STOCK OPTION PLAN, FOR AMENDMENT TO THE COMPANY'S 1996 EMPLOYEE STOCK
    OPTION PLAN, FOR AMENDMENT TO THE COMPANY'S 1996 STOCK OPTION PLAN
    FOR NON-EMPLOYEE DIRECTORS, FOR ADOPTION OF THE COMPANY'S 1997 INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE
    THE MEETING.



Signature ____________________ Signature _____________________ Date __________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                            - FOLD AND DETACH HERE -



                   ADMISSION TICKET TO BOARD THE M/Y KAHALANI


                               ANNUAL MEETING OF
                       STOCKHOLDERS OF GIANT GROUP, LTD.

                             THURSDAY, MAY 8, 1997
                             10:30 am (local time)

                                    HELD ON
                                  M/Y KAHALANI
                                CROWN BAY MARINA
                                  40 SUB BASE
                           ST. THOMAS, U.S.V.I. 08803